EXHIBIT 10.2

TWO HARBORS INVESTMENT CORP.
SECOND RESTATED 2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
RESTRICTED STOCK AWARD AGREEMENT by and between Two Harbors Investment Corp., a Maryland corporation (the “Company”), and ______________ (the “Grantee”), dated as of the _____ day of ______________, 20___ (the “Effective Date”).
WHEREAS, the Company maintains the Two Harbors Second Restated 2009 Equity Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, the Grantee is a[n] ______________ of a Participating Company; and
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Restricted Stock.
The Company hereby grants the Grantee ______________ Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.	Restrictions and Conditions.
The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

a.
Subject to clauses (c) through [(f)] [g]) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the Effective Date and lapse[, if and as [employment] [service] continues] on the following schedule:

Date Restriction Lapses	Number of Shares (Whole Shares Only)
,20___	[ ]
,20___	[ ]
,20___	[ ]

For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only lapse as to whole Shares. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock (or have such Shares attached or garnished).

b.
Except as provided in the foregoing clause (a), below in this clause (b) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. The Grantee shall be entitled

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to receive any cash dividends on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

c.
Subject to clause (e) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the Restriction Period, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount (if any) paid by the Grantee for such forfeited Restricted Stock as contemplated by the Plan, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

d.
If the Grantee has a Termination of Service on account of death, Disability or Retirement or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than for Cause, during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock.

e.
If there occurs during the Restriction Period a Change of Control in which the Resulting Entity assumes or continues the Grant of Restricted Stock and if the Grantee experiences a Termination of Service by the Resulting Entity and its Subsidiaries voluntarily for good reason, as defined by the Committee, during the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service. If an event described in clause (d) above occurs during or after the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service. If there occurs during the Restriction Period a Change of Control in which the Resulting Entity does not assume or continue the Grant of Restricted Stock, then the Restriction Period will lapse on all Restricted Stock as of immediately prior to the Change of Control. For purposes of this Agreement, the “Resulting Entity” in the event of a Change of Control shall mean (A) the Company, in the event of a Change of Control as defined in Section 15(j) (i), (ii), or (iii) (C) of the Plan; (B) the entity (which may or may not be the Company) that is the continuing entity in the event of a merger or consolidation, in the event of a Change of Control as defined in Section 15(j)(iii)(A) of the Plan; or (C) the acquirer of the Company’s assets, in the event of a Change of Control as defined in Section 15(j)(iii)(B) of the Plan.

f.
Grantee shall forfeit such Shares of Restricted Stock as are required to be forfeited under (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the Securities and Exchange Commission or the applicable listing exchange or (b) such clawback or recoupment policy as the Board or Compensation Committee may adopt.

g.
[for use where the Grantee has an Employment Agreement] [Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company from time to time, then the Restriction Period shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.]

3.	Miscellaneous.

a.
THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors

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and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

b.
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

c.
All notices hereunder shall be in writing and, if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c). Notices may also be given electronically pursuant to such rules and procedures as the Committee may adopt for electronic notice.

d.
[for use if Grant is made to an employee of Pine River Domestic Management L.P.] [The parties to this agreement acknowledge that Grantee is not an employee of the Company and, instead, provides services to the Company pursuant to a Management Agreement between the Company and the Manager. Grantee is an Employee of Pine River Domestic Management L.P. (“PRDM”), which provides Grantee’s services to Manager pursuant to a Shared Services Agreement between PRDM and Manager so that Manager may fulfill its obligations to Company under the Management Agreement. Accordingly, the grant made hereby is made to Manager in consideration of services rendered thereby to the Company; and, in turn, is made by the Manager to PRDM in consideration of services rendered thereby to the Manager; and, finally, in turn, is made by PRDM to Grantee in consideration of the services rendered thereby to PRDM. For purposes of the provisions in Paragraphs 2(c) through 2(f) above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager, PRDM and their respective affiliates to the extent that Grantee is an Employee or a provider of services to such entities.]

e.
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

f.	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

g.
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.

h.	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.
TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

[GRANTEE]

Acknowledged as external manager of the Company:

PRCM ADVISERS LLC

By:
Name:
Title:

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